Exhibit 10.16
AMENDMENT TO
THE SANTARUS, INC. 1998 STOCK OPTION PLAN
     THIS AMENDMENT TO THE SANTARUS, INC. 1998 STOCK OPTION PLAN (this “Amendment”), dated as of February 9, 2006, is made and adopted by SANTARUS, INC., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).
RECITALS
     WHEREAS, the Company maintains the Santarus, Inc. 1998 Stock Option Plan (the “Plan”);
     WHEREAS, the Company desires to amend the Plan as set forth below;
     WHEREAS, pursuant to Section 13 of the Plan, the Plan may be amended by the Board of Directors of the Company; and
     WHEREAS, the Board of Directors of the Company has approved this Amendment pursuant to resolutions adopted effective February 9, 2006.
     NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:
     1. A new Section 8.2(g) is hereby added to the Plan as follows:
          “(g) Notwithstanding anything in this Plan or in any Option Agreement to the contrary, in the event of a Change in Control, (i) one hundred percent (100%) of any outstanding repurchase rights applicable to any unvested, exercised option shares (determined as of the date ten (10) days prior to the date of the Change in Control) held by each member of the Board who is not an Employee and who continues to serve on the Board as of the date ten (10) days prior to the date of the Change of Control shall terminate automatically, and the shares of Stock subject to those terminated rights shall automatically become vested shares immediately prior to the consummation of the Change in Control and (ii) one hundred percent (100%) of any unexercisable or unvested portion of any outstanding, unexercised Options (determined as of the date ten (10) days prior to the date of the Change in Control) held by each member of the Board who is not an Employee and who continues to serve on the Board as of the date ten (10) days prior to the date of the Change of Control shall become automatically immediately exercisable and vested as of the date ten (10) days prior to the date of the Change in Control.”
     2. This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.
     I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Santarus, Inc. on February 9, 2006.

By:	/s/ Debra P. Crawford

Name:	Debra P. Crawford
Title:	SVP, Chief Financial Officer, Treasurer
and Secretary

PLAN HISTORY

October 30, 1998	Board adopts Plan, with an initial reserve of 1,000,000 shares.

November 5, 1998	Shareholders approve Plan, with an initial reserve of 1,000,000 shares.

June 16, 2000	Board approves increase in share reserve from 1,000,000 to 1,600,000.

August 27, 2000	Shareholders approve increase in share reserve from 1,000,000 to 1,600,000.

February 21, 2001	Board approves increase in share reserve from 1,600,000 to 3,750,000.

February 21, 2001	Shareholders approve increase in share reserve from 1,600,000 to 3,750,000.

October 10, 2001	Board approves increase in share reserve form 3,750,000 to 4,600,000.

January 14, 2002	Board approves modification to allow the Board flexibility in the determination of the terms of promissory notes delivered as payment for the exercise of options.

January 14, 2002	Shareholders approve increase in share reserve from 3,750,000 to 4,600,000.

March 19, 2002	Board approves modifications to the default provisions relating to the effect of a Change in Control on outstanding options and exercised shares and expressly granting the Board increased flexibility in determining such terms at the time of option grant.

March 5, 2003	Board approves increase in share reserve from 4,600,000 to 14,600,000, effective immediately subsequent to the closing of the first sale of the Company’s Series D Preferred Stock (which sale was completed on April 30, 2003).
March 6, 2003	Shareholders approve increase in share reserve from 4,600,000 to 14,600,000, effective immediately subsequent to the closing of the first sale of the Company’s Series D Preferred Stock (which sale was completed on April 30, 2003).

December 3, 2003	Board approves amendment and restatement of the Plan to permit (a) the transfer of Nonstatutory Stock Options and (b) the designation of beneficiaries for both Incentive Stock Options and Nonstatutory Stock Options.

February 9, 2006	Board approves amendment to the Plan relating to acceleration of options held by non-employee Board members in the event of a Change in Control.